Exhibit 3.1

CERTIFICATE OF INCORPORATION OF SOUTHERN BELLA, INC.

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:54 PM 08/15/2011

FILED 02:54 PM 08/15/2011

SRV 110920356 - 4306162 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUTHERN BELLA, INC.

Southern Bella, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. This Certificate of Amendment of Certificate of Incorporation (the “Certificate”) has been duly approved by the board of directors and stockholders of this Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

B. This Certificate amends the original Certificate of Incorporation such that, as amended, the first line of the Certificate of Incorporation shall read as follows:

“The name of this corporation is: Great American Energy, Inc.”

C. That said amendment shall become effective on August 26, 2011.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary as of June 29, 2011.

SOUTHERN BELLA, INC.

/s/ Geoff Evett
Geoff Evett, President and Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:38 PM 02/22/2007

FILED 12:38 PM 02/22/2007

SRV 070206680 - 4306162 FILE

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

The name of this Corporation is SOUTHERN BELLA, INC.

Its registered office in the State of Delaware is to be located at:

37046 Teal Ct.

Shelbyville, DE 19975

Sussex County

The registered agent in charge thereof is Ms. Jennifer Hill.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The amount of the total stock of this corporation is authorize to issue is:

Common Stock:	One Billion Shares (1,000,000,000) with a par value of
$0.000001 US.

Preferred Stock:	Twenty Million Shares (20,000,000) with a par value of
$0.000001 US.

The name and mailing address of the incorporator are as follows:

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 3rd day of August, 2006.

BY:	/s/ Viola J. Heitz
(Incorporator)

Name:	Viola J. Heitz